   THIS DEED OF ASSIGNMENT, made this 1st day of March, 1996, by and between OWL'S CREEK GOLF CENTER, INC., a Virginia corporation (the "Assignor") [index as grantor]; and VIRGINIA BEACH FAMILY GOLF CENTERS, INC., a Delaware corporation (the "Assignee") [index as grantee], the address of which is 225 Broadhollow Road, Suite 106E, Melville, New York 11747;

                                 WITNESSETH:

   WHEREAS, by that certain Deed of Lease, dated July 31, 1986, and recorded in the Clerk's Office of the Circuit Court of the City of Virginia Beach, Virginia ("Clerk's Office"), in Deed Book 2679, at page 971 (hereinafter referred to as the "Lease"), Rober H. Braithwaite and Nancy F. Braithwaite ("Lessor") leased and demised to Assignor certain real property (hereinafter referred to as the "Land") located in the City of Virginia Beach, Virginia (the "City"), which Land is more particularly described in the Lease; and

   WHEREAS, Assignor desires to assign to Assignee all of Assignor's right, title and interest as lessee under the Lease and Assignee desires to accept such right, title and interest and to assume all obligations, covenants and duties of Assignor as lessee under the Lease;

   NOW, THEREFORE, for and in consideration of the sum of Ten Dollars ($10.00), cash in hand paid, the Lease, and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto do hereby agree as follows:

   1. Assignor does hereby assign, transfer and set over unto Assignee all of Assignor's right, title and interest of every kind and nature in, to and under the Lease.

   2. Assignee covenants and agrees to perform and be solely responsible for all obligations of the tenant under the Lease arising from and after the date hereof, and shall indemnify and hold harmless Assignor from and against any and all liabilities, costs, damages and expenses (including attorneys' fees) arising from Assignee's failure to perform or observe the provisions of the Lease.

   IN WITNESS WHEREOF, the parties hereto have caused this Deed to be duly executed by their proper officers and representatives thereunto duly authorized:
                                            ASSIGNOR:

                                            OWL'S CREEK GOLF CENTER, INC., a
                                            Virginia corporation

                                            By:  /s/ Thomas C. Broyles
                                                -----------------------
                                            Its: President
                                                -----------------------

                                            ASSIGNOR:

                                            VIRGINIA BEACH FAMILY GOLF
                                            CENTERS, INC., a Delaware
                                            corporation

                                            By:  /s/ Krishnan P. Thampi
                                                 -------------------------
                                            Its: Executive Vice President
                                                 -------------------------

COMMONWEALTH OF VIRGINIA
AT LARGE, to-wit:

   The foregoing instrument was acknowledged before me in Virginia Beach, Virginia, this 1st day of March, 1996, by Thomas C. Broyles, President of Owl's Creek Golf Course, Inc., a Virginia corporation, on behalf of said corporation.
                                            /s/ Pamela Piscatelli
                                            -------------------------
                                                 Notary Public


My commission expires: 7-31-98

STATE OF NEW YORK
AT LARGE, to-wit:

   The foregoing instrument was acknowledged before me in Farmingdale, New York, this 1st day of March, 1996, by Krishnan P. Thampi, Executive Vice President of Virginia Beach Family Golf Centers, Inc., a Delaware corporation, on behalf of said corporation.

                                            /s/ Barbara M. Wright
                                                -------------------------
                                                   Notary Public

BARBARA M. WRIGHT
NOTARY PUBLIC
STATE OF NEW YORK
NO. 01WR5038497
SUFFOLK COUNTY

My commission expires: 7/31/97